As filed with the Securities and Exchange Commission on June 16, 2010

Registration Nos. 333-50264
333-52858
333-115152
333-118702
333-01662
333-08870

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-50264
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-52858
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115152
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118702
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-01662
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-08870

UNDER THE SECURITIES ACT OF 1933

WORLD COLOR PRESS INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	98-0141219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

999 de Maisonneuve Blvd. West, Suite 1100 Montréal, Québec, Canada	H3A 3L4
(Address of Principal Executive Offices)	(Zip Code)

QUEBECOR WORLD USA EMPLOYEE STOCK PURCHASE PLAN

QUEBECOR PRINTING (USA) HOLDINGS INC. 401(K) PLAN

QUEBECOR WORLD INC. EXECUTIVE STOCK OPTION PLAN

(Full Title of the Plans)

David McCarthy

Vice President, Human Resources

World Color (USA) Corp.

291 State Street

North Haven, CT 06473

(Name and Address of Agent for Service)

(203) 288-2468

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments to the following Registration Statements on Form S-8 (the “Registration Statements”), are being filed to deregister the Subordinate Voting Shares (the “Shares”) of Quebecor World Inc. (the “Registrant”) that were registered for issuance to eligible employees pursuant to each of the Plans (as hereinafter defined) and that remain unsold.  Quebecor World USA Employee Stock Purchase Plan, Quebecor Printing (USA) Holdings Inc. 401(K) Plan and Quebecor World Inc. Executive Stock Option Plan are collectively referred to herein as the “Plans”. On July 21, 2009, the Registrant’s plan of reorganization, as confirmed on June 30, 2009 by the Superior Court of the Province of Quebec, District of Montreal, Canada and the United States Bankruptcy Court for the Southern District of New York, became effective and all outstanding Shares were cancelled. At such time, the Registrant emerged from bankruptcy as World Color Press Inc., a corporation amalgamated under the laws of Canada. Accordingly, all of the Shares registered for sale under the Plans that remain unsold and the interests in the Plans previously registered under the Registration Statements are hereby deregistered pursuant to the Registrant’s undertakings in the Registration Statements.

1.  Registration Statement on Form S-8, Registration No. 333-50264, filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2000, related to Quebecor World USA Employee Stock Purchase Plan;

2.  Registration Statement on Form S-8, Registration No. 333-52858, filed with the SEC on December 28, 2000, related to Quebecor Printing (USA) Holdings Inc. 401(K) Plan;

3.  Registration Statement on Form S-8, Registration No. 333-115152, filed with the SEC on May 4, 2004, related to Quebecor World Inc. Executive Stock Option Plan;

4.  Registration Statement on Form S-8, Registration No. 333-118702, filed with the SEC on August 31, 2004, related to Quebecor World USA Employee Stock Purchase Plan;

5.  Registration Statement on Form S-8, Registration No. 333-01662, filed with the SEC on February 26, 1996, related to Quebecor World Inc. Executive Stock Option Plan; and

6.  Registration Statement on Form S-8, Registration No. 333-08870, filed with the SEC on June 1, 1998, related to Quebecor Printing (USA) Holdings Inc. 401(K) Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Canada, on June 16, 2010.

WORLD COLOR PRESS INC.

	By:	/s/ Mark Angelson
Name: Mark Angelson
Title: Chief Executive Officer

Date: June 16, 2010	By:	/s/ Andrew P. Hines
Name: Andrew P. Hines
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated on June 16, 2010.

Signature	Title

/s/ Mark Angelson	Chief Executive Officer and Director (Principal Executive Officer)
Mark Angelson

/s/ Andrew P. Hines	Chief Financial Officer (Principal Financial Officer)
Andrew P. Hines

/s/ Diane Dubé	Vice President, Corporate Controller
Diane Dubé	(Controller)

/s/ Raymond J. Bromark	Director
Raymond J. Bromark

/s/ Jack Kliger	Director
Jack Kliger

/s/ Michael Allen	Director
Michael Allen

/s/ James Gaffney	Director
James Gaffney

/s/ Thomas O. Ryder	Director
Thomas O. Ryder

/s/ David McAusland	Director
David McAusland

/s/ Gabriel de Alba	Director
Gabriel de Alba

/s/ David McCarthy	Vice President, Human Resources
David McCarthy	(Authorized Representative)